PDL BioPharma®

Fourth Quarter and Year-end 2014
FINANCIAL RESULTS CONFERENCE CALL

February 23, 2015





FORWARD LOOKING STATEMENTS

This presentation contains forward-looking statements, including PDL's expectations with respect to its future royalty revenues, expenses, net income, and cash provided by operating activities. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements. Factors that may cause differences between current expectations and actual results include, but are not limited to, the following:

- The expected rate of growth in royalty-bearing product sales by PDL's existing licensees;
- The ability of PDL's licensees to receive regulatory approvals to market and launch new royalty-bearing products and whether such products, if launched, will be commercially successful;
- The productivity of acquired income generating assets may not fulfill our revenue forecasts and, if secured by collateral, we may be undersecured and unable to recuperate our capital expenditures in the transaction;
- Changes in any of the assumptions on which PDL's projected revenues are based;
- Changes in foreign currency rates;
- Positive or negative results in PDL's attempt to acquire income generating assets;
- The outcome of litigation or disputes; and
- The failure of licensees to comply with existing license agreements, including any failure to pay royalties due.

Other factors that may cause PDL's actual results to differ materially from those expressed or implied in the forward-looking statements in this presentation are discussed in PDL's filings with the SEC, including the "Risk Factors" sections of its annual and quarterly reports filed with the SEC. Copies of PDL's filings with the SEC may be obtained at the "Investors" section of PDL's website at www.pdl.com. PDL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in PDL's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based for any reason, except as required by law, even as new information becomes available or other events occur in the future. All forward-looking statements in this presentation are qualified in their entirety by this cautionary statement.

Primary Focus Remains Acquiring Additional Assets

- Top priority remains bringing in additional income-generating assets to support dividends
- Committed over $300 million in 2014
- PDL is attracting top quality assets
- Goal: To be the financial partner of choice to leading life science companies and other institutions seeking to access non-dilutive capital

$65 Million Royalty Acquisition with U-Michigan

- Completed royalty acquisition of Cerdelga™ for $65.6 million
- PDL to receive 75% of all royalty payments due under U-M's license agreement with Genzyme
- Cerdelga—Genzyme's oral therapy for adult patients with Gaucher disease type 1
- Cerdelga approved in US and EU
- Q1 2015 will be the first quarter in which we will receive royalties

Royalty Acquisition

UNIVERSITY OF MICHIGAN

$65,600,000
November 2014

OTHER DEVELOPMENTS

Durata

- In November 2013, PDL agreed to provide up to $70 million in senior secured funding to Durata.
- $25 million was funded at closing and $15 million on FDA approval of Dalvance in May 23, 2014.
- 5-year term with 14% coupon on first tranche that reduced to 12.75% on funding of second tranche.
- On October 6, 2014, Actavis announced that it will purchase Durata for $675 million ($23.00 per share in cash, plus CVRs of up to an additional $5.00).
- On November 17, 2014, Durata repaid the loan in full, including accrued interest, prepayment penalties and change of control fees.

Senior Secured Financing
DURATA THERAPEUTICS
$70,000,000
October 2013

AxoGen

- In October 2012, PDL provided $20.8 million to AxoGen in exchange for royalties on AxoGen revenues.
- On November 13, 2014, AxoGen paid $30.3 million to PDL, which constitutes full payment, and PDL bought $1.75 million worth of AxoGen stock at $2.72 per share.

Royalty Transaction/ Senior Secured Financing
AxoGen
$20,800,000
October 2012

OTHER DEVELOPMENTS (2)

Direct Flow Medical

- In November 2013, PDL agreed to provide up to $50 million in senior secured funding to Direct Flow Medical, a transcatheter heart valve innovator.
- $35 million was funded at close.
- PDL accelerated and funded an additional $15 million second tranche on November 10, 2014.
- 15.5% interest rate on first tranche reduced to 13.5% on all amounts after draw of second tranche.

Senior Secured Financing

DIRECT FLOW MEDICAL, INC.

$50,000,000
November 2013

PDL BioPharma

Income Generating Assets Scorecard

Current Investments

Royalty Acquisition University of Michigan $65,600,000 November 2014	Royalty Acquisition VB Viscogliosi Bros., LLC $15,500,000 June 2014	Senior Secured Note Purchase kaléo $150,000,000 April 2014
Senior Secured Financing Paradigm Spine $75,000,000 February 2014	Senior Secured Financing Direct Flow Medical, Inc. $50,000,000 November 2013	Royalty Acquisition Depomed $240,500,000 October 2013
Senior Secured Financing LENSAR $60,000,000 October 2013	Senior Secured Financing/ Royalty Transaction AVINGER $40,000,000 April 2013	Royalty Transaction/ Senior Secured Financing Wellstat Diagnostics, LLC $44,000,000 November 2012

Concluded Investments

Senior Secured Financing Merus Labs $55,000,000 July 2012	Senior Secured Financing Durata Therapeutics $70,000,000 October 2013	Royalty Transaction/ Senior Secured Financing AxoGen $20,800,000 October 2012

- **12 Transactions to date**
- **$780MM+ deployed**
- **$300MM+ committed during 2014**
- **3 Matured Transactions**

PDL BioPharma

Fourth Quarter And Year End Ended December 31, 2014 Overview

(In thousands, except per share amounts)	Three Months Ended December 31, 2014	Three Months Ended December 31, 2013	Year Ended December 31, 2014	Year Ended December 31, 2013
Royalties from Queen et al. patents	$ 131,880	$ 98,441	$ 486,888	$ 430,219
Royalty rights - change in fair value	(28,065)	5,565	45,742	5,565
Interest revenue	13,260	7,460	48,020	18,976
License and other	-	500	575	1,500
Total revenues	117,075	111,966	581,225	456,260
G&A expenses	17,726	7,861	34,914	29,755
Operating income	99,349	104,105	546,311	426,505
Interest and other income, net	108	40	315	242
Interest expense	(9,441)	(6,702)	(39,211)	(24,871)
Loss on extinguishment of debt	-	-	(6,143)	-
Income before income taxes	90,016	97,443	501,272	401,876
Income tax expense	34,945	36,351	179,028	137,346
Net income	$ 55,071	$ 61,092	$ 322,244	$ 264,530
Net income per share - Basic	$ 0.34	$ 0.44	$ 2.04	$ 1.89
Net income per share - Diluted	$ 0.32	$ 0.39	$ 1.86	$ 1.66

	December 31, 2014	December 31, 2013
Cash, cash equivalents and investments	$ 293,687	$ 99,540
Total notes receivable	$ 363,212	$ 195,048
Total royalty rights - at fair value	$ 259,244	$ 235,677
Total assets	$ 962,350	$ 543,955
Total term loan payable	$ -	$ 74,397
Convertible notes payable	$ 451,724	$ 320,883
Total stockholders's equity	$ 460,437	$ 113,489

PDL BioPharma

EPS Reconciliation Basic vs. Diluted Shares for Years ended December 31, 2014 and 2013

(In thousands, except per share amounts)	Year Ended December 31, 2014	Year Ended December 31, 2013
Numerator		
Income used to compute net income per diluted share	$ 322,244	$ 264,555
Denominator		
Total weighted-average shares used to compute net income per basic share	158,224	139,842
Effect of dilutive stock options	126	83
Restricted stock awards	21	20
Assumed conversion of Series 2012 Notes	3,532	12,373
Assumed conversion of February 2015 Notes	—	106
Assumed conversion of warrants	5,510	—
Assumed conversion of May 2015 Notes	5,697	6,919
Shares used to compute net income per diluted share	173,110	159,343
Net income per basic share	$ 2.04	$ 1.89
Net income per diluted share	$ 1.86	$ 1.66

PDL BioPharma

INVESTMENT HIGHLIGHTS

- **Strong historic revenue growth from Queen licensed products**
  - Potential for additional indications from existing products and a new product.
- **Twelve income generating deals to date deploying approximately $780 million in capital with potential for additional deals**
- **Greater certainty as to duration of royalty income and significantly reduced burn with Genentech/Roche settlement**
- **Liquidity – volume averages ~2.6 million shares/day**
- **Return to shareholders**
  - Since 2009, paid special or regular dividends totaling $6.07/share.
  - In 2014, paid regular, quarterly dividends of $0.15/share on March 12, June 12, September 12 and December 12.
  - In 2015, will pay regular, quarterly dividends of $0.15/share on March 12, June 12, September 11 and December 11.

PDL BioPharma

QUESTION AND ANSWER SESSION





